                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

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                    Exchange Act of 1934 (Amendment No.___)

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[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Virginia Capital Bancshares, Inc.
             ----------------------------------------------------
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

                       VIRGINIA CAPITAL BANCSHARES, INC.
                          FIRST QUARTER 1999 RESULTS


   Virginia Capital Bancshares, Inc. (NASDAQ: VCAP), the holding company for Fredericksburg Savings Bank, reported net income of $2.3 million or $.22 per share for the first quarter of 1999, an increase of $800,000 compared to net income of $1.5 million for the first quarter of 1998. For the first quarter 1999, return on average assets was 1.65% and return on equity was 5.01%.

   Net interest income for the first quarter of 1999 was $5.5 million or 27.67% higher than the $4.3 million reported for the first quarter of 1998. The net interest margin for the quarter was 3.99% compared to 3.72% for the first quarter of 1998. These increases primarily resulted from investment of proceeds from the successful completion of the mutual to stock conversion in December of 1998.

   Noninterest expense totaled $1.8 million for the quarter, an increase of $118,000 from $1.7 million for the first quarter of 1998. Noninterest expense increased primarily due to contributions to the Employee Stock Ownership Plan and increased advertising costs related to the development of a new marketing program. Based on management's review of the allowance for loan losses, no provision for loan losses was recorded in the first quarter of 1999 compared to $106,000 for the first quarter of 1998. The efficiency ratio decreased to 32.36% for the quarter compared to 38.54% for the first quarter of 1998, primarily due to the increase in net interest income.

   Non-performing loans at March 31, 1999 remained at their year-end balance of $4.9 million, or 1.14% of total loans, but increased $450,000 compared to March 31, 1998. Similarly, the allowance for loan losses at March 31, 1999 remained at its December 31, 1998 balance of $5.7 million, but increased $200,000 compared to March 31, 1998.

   The Company's President and Chief Executive Officer Samuel C. Harding, Jr. stated "We are pleased to announce strong first quarter earnings and a continuing high-level of operating efficiency. We are proud of our first full quarter as a public company and management is committed to the aggressive exploration of all options to maximize shareholder value. With our seventy-seven year history as a leader in the community, we look forward to the opportunities that are available from one of the fastest growing regions of Virginia."

   Virginia Capital Bancshares, Inc. declared and paid in February a 1998 fourth-quarter dividend of $.10 per share. The Company has also established a Dividend Reinvestment and Stock Purchase Plan.

   On December 23, 1998, Virginia Capital Bancshares, Inc. (the "Company") was formed and completed the conversion of Fredericksburg Savings and Loan Association, F.A. from a mutual savings bank to a capital stock savings bank (Fredericksburg Savings Bank). At March 31, 1999, the Company had total assets of $562 million and total deposits of $355 million. Stockholders' equity of $187 million represented 33.20% of total assets.

   Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

                                                                                    March 31, 1999       March 31, 1998
                                                                                    --------------       --------------
                                                                                               (In thousands)
Selected Financial Data:
Total assets                                                                        $      561,844       $      475,163
Loans receivable, net                                                                      410,659              411,539
Mortgage-backed securities                                                                     921                1,247
Investment securities                                                                       72,792               29,849
Cash and cash equivalents                                                                   58,693               17,080
Deposits                                                                                   355,013              373,501
Official bank checks                                                                         1,950                2,887
FHLB advances                                                                                8,000                8,000
Stockholders' equity                                                                       186,535               81,708

Asset Quality Ratios:
Non-performing loans to total assets                                                           .88%                 .94%
Non-performing loans to total loans                                                           1.14%                1.04%
Non-performing assets to total assets                                                         1.08%                1.45%
Allowance for loan losses to total loans                                                      1.32%                1.27%
Allowance for loan losses to non-performing loans                                           115.70%              122.97%

                                                                                         For the Three Months Ended
                                                                                    March 31, 1999       March 31, 1998
                                                                                    --------------       --------------
                                                                                               (In thousands)
Selected Operating Data:
Interest income                                                                     $        9,772       $        9,093
Interest expense                                                                             4,295                4,803
                                                                                    -----------------------------------
      Net interest income                                                                    5,477                4,290
Provision for loan losses                                                                        -                  106
                                                                                    -----------------------------------
      Net interest income after provision for loan losses                                    5,477                4,184
Total noninterest income                                                                       115                  100
Total noninterest expense                                                                    1,809                1,691
                                                                                    -----------------------------------
Income before income taxes                                                                   3,783                2,593
Income tax expense                                                                           1,455                1,051
                                                                                    -----------------------------------

      Net income                                                                    $        2,328       $        1,542
                                                                                    ===================================

Performance Ratios:
Earnings per share                                                                  $          .22                    -
Return on average assets                                                                      1.65%                1.30%
Return on average equity                                                                      5.01%                7.62%

Interest rate spread                                                                          2.35%                2.89%
Net interest margin                                                                           3.99%                3.72%
Yield on average-interest earning assets                                                      7.11%                7.88%

Total noninterest expense to average assets                                                   1.28%                1.43%
Efficiency ratio                                                                             32.36%               38.54%

                                       VIRGINIA CAPITAL BANCSHARES, INC.

                                                                 At or For the Three Months         At or For the Twelve Months
                                                                      Ended March 31,                   Ended December 31,
                                                                  1999             1998              1998               1997
                                                                  ----             ----              ----               ----
                                                                                       (In thousands)
Selected Financial Ratios and Other Data
Performance Ratios:
   Return on average assets                                         1.65%             1.30%             0.29%              1.36%
   Return on average equity                                         5.01%             7.62%             1.53%              8.39%

   Interest rate spread                                             2.35%             2.89%             2.71%              2.93%
   Net interest margin                                              3.99%             3.72%             3.67%              3.73%
   Yield on average-interest earning assets                         7.11%             7.88%             7.75%              7.97%

   Net interest income after provisions for loan
     losses, to total noninterest expenses                        302.65%           247.28%           112.84%            245.97%
   Total noninterest expense to average assets                      1.28%             1.43%             3.08%              1.44%
   Efficiency ratio  (1998 adjusted for one time charge            32.36%            38.54%            36.31%             38.72%
       of $8.4 million for the charitable foundation)

Regulatory Capital Ratios:
   Tangible capital                                                33.14%            17.15%            31.29%             16.34%
   Core capital                                                    33.14%            17.15%            31.29%             16.34%

Asset Quality Ratios:
   Non-performing loans to total assets                             0.88%                               0.85%              1.18%
   Non-performing loans to total loans                              1.14%                               1.14%              1.29%
   Non-performing assets to total assets                            1.08%                               1.06%              1.59%
   Allowance for loan losses to non-performing loans               15.70%                             115.48%             98.60%

   Earnings per share                                             $ 0.22               -
   Book value per share                                           $16.36               -

Number of full-service banking facilities                              4                 4                 4                  4


   Risk-based capital                                                                26.92%                               26.92%

                                                                             At or for the Year Ended December 31
                                                                  1996             1995              1994               1993
                                                                  ----             ----              ----               ----
Selected Financial Ratios and Other Data
Performance Ratios:
   Return on average assets                                         0.98%             1.45%             1.62%              1.19%
   Return on average equity                                         6.42%            10.17%            12.61%             10.26%

   Interest rate spread                                             2.89%             3.19%             3.25%              3.44%
   Net interest margin                                              3.61%             3.86%             3.76%              3.88%
   Yield on average-interest earning assets                         7.90%             8.11%             7.81%              7.97%

   Net interest income after provisions for loan
     losses, to total noninterest expenses                        168.72%           261.91%           227.80%            217.61%
   Total noninterest expense to average assets                      2.04%             1.41%             1.52%              1.62%
   Efficiency ratio  (1998 adjusted for one time charge            56.69%            36.67%            40.60%             42.91%
       of $8.4 million for the charitable foundation)

Regulatory Capital Ratios:
   Tangible capital                                                14.97%            14.53%            13.33%             12.21%
   Core capital                                                    14.97%            14.53%            13.33%             12.21%

Asset Quality Ratios:
   Non-performing loans to total assets                             1.91%             1.45%             2.34%              1.50%
   Non-performing loans to total loans                              2.10%             1.64%             2.67%              1.68%
   Non-performing assets to total assets                            2.25%             1.91%             2.58%              1.95%
   Allowance for loan losses to non-performing loans               61.89%            80.60%            52.50%             79.66%

   Earnings per share
   Book value per share

Number of full-service banking facilities                              4                 4                 4                  4


   Risk-based capital                                              25.70%            25.51%            23.53%             21.61%

(1) Represents Net Income for the indicated period divided by the average balance of total assets for the indicated period, annualized where appropriate. Average total asset balances are derived from month-end balances for the period indicated.

(2) Represents Net Income for the indicated period divided by the average total equity balance for the indicated period, annualized where appropriate. The average total equity balance is derived from month-end balances for the period indicated.

(3) Interest rate spread - Represents Interest Income for the indicated period divided by Average Interest-Earning Assets for the indicated period (annualized where appropriate); Less: Interest Expense for the indicated period divided by Average Interest-Bearing Liabilities (annualized where appropriate). Average Interest-Earning Assets and Average Interest-Bearing Liabilities are derived from month end balances for the periods indicated.

(4) Represents Net Interest Income for the indicated period divided by Average Interest-Earning Assets for the indicated period, annualized where appropriate.

(5) Represents Interest Income for the indicated period divided by Average Interest-Earning Assets for the indicated period, annualized where appropriate.

(6) Represents Net Interest Income After Provisions for Loan Losses for the period indicated divided by Total Noninterest Expenses for the period indicated.

(7) Represents Total Noninterest Expense for the period indicated divided by average assets for the period indicated, annualized where appropriate.

(8) Represents Noninterest Expenses for the period indicated divided by the sum of Net Interest Income and Noninterest Income for the period indicated.

(A)  Ratios computed without the deduction for the charitable foundation.

(9) Equity Capital for the indicated period (less disallowed deferred tax assets plus net unrealized losses/gains on certain available-for-sale securities) divided by adjusted total assets for the indicated period (total assets less disallowed deferred tax assets plus net unrealized losses/gains on certain available-for sale securities).

(10) Equity Capital for the indicated period (less disallowed deferred tax assets plus net unrealized losses/gains on certain available-for-sale securities plus cumulative perpetual preferred stock) divided by adjusted total assets for the indicated period (total assets less disallowed deferred tax assets plus net unrealized losses/gains on certain available-for sale securities).

                                                                                    March 31, 1999       December 31, 1998
                                                                                    --------------       -----------------
                                                                                              (In thousands)
Selected Financial Data:
Total Assets                                                                        $      561,844       $         576,676
Loans receivable, net                                                                      410,659                 411,791
Mortgage-backed securities                                                                     921                     990
Investment securities                                                                       72,792                  30,381
Cash and cash equivalents                                                                   58,693                 115,734
Deposits                                                                                   355,013                 354,788
Official bank checks                                                                         1,950                  21,064
FHLB advances                                                                                8,000                   8,000
Equity capital                                                                             186,535                 185,206

Asset Quality Ratios:
Non-performing loans to total assets                                                          0.88%                   0.85%
Non-performing loans to total loans                                                           1.14%                   1.14%
Non-performing assets to total assets                                                         1.08%                   1.06%
Allowance for loan losses to non-performing loans                                           115.70%                 115.48%

Regulatory Capital Ratios:
Tangible capital                                                                             33.14%                  17.15%
Core capital                                                                                 33.14%                  17.15%

Earnings per share                                                                  $         0.22                       -
Book value per share                                                                $        16.36                       -

                                                                                         For the Three Months Ended
                                                                                    March 31, 1999          March 31, 1998
                                                                                    --------------          --------------
                                                                                                (In thousands)
Selected Operating Data:
Interest income                                                                     $        9,772          $        9,093
Interest expense                                                                             4,295                   4,803
                                                                                    --------------------------------------
       Net interest income                                                                   5,477                   4,290
Provision for loan losses                                                                        0                     106
                                                                                    --------------------------------------

       Net interest income after provision for loan losses                                   5,477                   4,184
Total noninterest income                                                                       115                     100
Total noninterest expense                                                                    1,809                   1,691
                                                                                    --------------------------------------

Income (loss) before income taxes                                                            3,783                   2,593
Income tax expense (benefit)                                                                 1,455                   1,051
                                                                                    --------------------------------------

       Net income (loss)                                                            $        2,328          $        1,542
                                                                                    ======================================

Performance Ratios:
Return on average assets                                                                      1.65%                   1.30%
Return on average equity                                                                      5.01%                   7.62%

Interest rate spread                                                                          2.35%                   2.89%
Net interest margin                                                                           3.99%                   3.72%
Yield on average-interest earning assets                                                      7.11%                   7.88%

Net interest income after provisions for loan
  losses, to total noninterest expenses                                                     302.65%                 247.28%
Total noninterest expense to average assets                                                   1.28%                   1.43%
Efficiency ratio                                                                             32.36%                  38.54%

                                                                                    March 31, 1999          March 31, 1998
                                                                                    --------------          --------------
                                                                                                 (In thousands)
Selected Financial Data:
Total assets                                                                        $      561,844          $      475,163
Loans receivable, net                                                                      410,659                 411,539
Mortgage-backed securities                                                                     921                   1,247
Investment securities                                                                       72,792                  29,849
Cash and cash equivalents                                                                   58,693                  17,080
Deposits                                                                                   355,013                 373,501
Official bank checks                                                                         1,950                   2,887
FHLB advances                                                                                8,000                   8,000
Stockholders' equity                                                                       186,535                  81,708

Asset Quality Ratios:
Non-performing loans to total assets                                                           .88%                    .94%
Non-performing loans to total loans                                                           1.14%                   1.04%
Non-performing assets to total assets                                                         1.08%                   1.45%
Allowance for loan losses to total loans                                                      1.32%                   1.27%
Allowance for loan losses to non-performing loans                                           115.70%                 122.97%

                                                                                            For the Three Months Ended
                                                                                    March 31, 1999          March 31, 1998
                                                                                    --------------          --------------
                                                                                                (In thousands)
Selected Operating Data:
Interest income                                                                     $        9,772          $        9,093
Interest expense                                                                             4,295                   4,803
                                                                                    --------------------------------------
      Net interest income                                                                    5,477                   4,290
Provision for loan losses                                                                        -                     106
                                                                                    --------------------------------------
      Net interest income after provision for loan losses                                    5,477                   4,184
Total noninterest income                                                                       115                     100
Total noninterest expense                                                                    1,809                   1,691
                                                                                    --------------------------------------
Income before income taxes                                                                   3,783                   2,593
Income tax expense                                                                           1,455                   1,051
                                                                                    --------------------------------------

      Net income                                                                    $        2,328          $        1,542
                                                                                    ======================================

Performance Ratios:
Earnings per share                                                                  $          .22                       -
Return on average assets                                                                      1.65%                   1.30%
Return on average equity                                                                      5.01%                   7.62%

Interest rate spread                                                                          2.35%                   2.89%
Net interest margin                                                                           3.99%                   3.72%
Yield on average-interest earning assets                                                      7.11%                   7.88%

Total noninterest expense to average assets                                                   1.28%                   1.43%
Efficiency ratio                                                                             32.36%                  38.54%